EXHIBIT 32

SECTION 1350 CERTIFICATIONS

       Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350 of Chapter 63 of Title 18, United States Code), each of the undersigned officers of Minerals Technologies Inc., a Delaware corporation (the "Company"), does hereby certify that:

       The Quarterly Report on Form 10-Q for the quarter ended March 30, 2014 (the "Form 10-Q") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  April 25, 2014
By:	/s/Joseph C. Muscari
Joseph C. Muscari
Chairman of the Board
and Chief Executive Officer

Date:  April 25, 2014

By:	/s/Douglas T. Dietrich
Douglas T. Dietrich
Senior Vice President, Finance and Treasury,
Chief Financial Officer
(principal financial officer)

       The foregoing certification is being furnished solely pursuant to Exchange Act Rule 13a-14(b); is not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section; and is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934.